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                        INDEX TO EXHIBITS

Exhibit
Number                              Exhibit
-------                             -------
  3.(i)   -   Articles of Incorporation of Sun Company, Inc., as
              amended and restated effective as of February 1, 1996 (incorporated by reference to Exhibit 3.(i) of the Company's 1995 Form 10-K filed March 7, 1996,
              File No. 1-6841).

  3.(ii)  -   Sun Company, Inc. Bylaws, as amended and restated
              effective as of February 1, 1996 (incorporated by reference to Exhibit 3.(ii) of the Company's 1995
              Form 10-K filed March 7, 1996, File No. 1-6841).

  4.1     -   Instruments defining the rights of security holders
              of long-term debt of the Company and its subsidiaries are not being filed since the total amount of securities authorized under each such instrument does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. The Company will provide the SEC a copy of any instruments defining the rights of holders of long-term debt of the Company and its subsidiaries upon request.

  4.2     -   Rights Agreement between Sun Company, Inc. and First
              Chicago Trust Company of New York dated as of
              February 1, 1996 (incorporated by reference to
              Exhibit 99(b) of the Company's Current Report on
              Form 8-K dated February 2, 1996, File No. 1-6841).

 10.1*    -   Sun Company, Inc. Long-Term Incentive Plan
              (incorporated by reference to Exhibit 10.1 of the Company's 1995 Form 10-K filed March 7, 1996, File
              No. 1-6841).

 10.2*    -   Sun Company, Inc. Executive Retirement Plan
              (incorporated by reference to Exhibit 10(d) of the Company's Form SE filed March 13, 1992, File No.
              1-6841).

 10.3*    -   Sun Company, Inc. Directors' Deferred Compensation
              Plan (incorporated by reference to Exhibit 10.3 of the Company's 1995 Form 10-K filed March 7, 1996,
              File No. 1-6841).

 10.4*    -   Sun Company, Inc. Deferred Compensation Plan
              (incorporated by reference to Exhibit 10.4 of the Company's 1995 Form 10-K filed March 7, 1996, File
              No. 1-6841).

 10.5*    -   Sun Company, Inc. Pension Restoration Plan
              (incorporated by reference to Exhibit 10.5 of the Company's 1995 Form 10-K filed March 7, 1996, File
              No. 1-6841).

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 10.6*    -   Sun Company, Inc. Executive Incentive Plan
              (incorporated by reference to Exhibit 10.9 of the Company's Form SE filed March 11, 1993, File No. 1-
              6841).

 10.7*    -   Amendment No. 1996-1 to the Sun Company, Inc.
              Savings Restoration Plan, effective April 1, 1996.
              The Sun Company, Inc. Savings Restoration Plan
              (prior to Amendment No. 1996-1) is incorporated by reference to Exhibit 10.7 of the Company's 1995 Form
              10-K filed March 7, 1996, File No. 1-6841.

 10.8*    -   Sun Company, Inc. Retainer Stock Plan for Outside
              Directors (incorporated by reference to Exhibit 10.9 of the Company's 1995 Form 10-K filed March 7, 1996,
              File No. 1-6841).

 10.9*    -   Sun Company, Inc. Executive Long-Term Stock
              Investment Plan, as amended effective as of December
              4, 1996.

 10.10    -   Deposit Agreement for Series A Cumulative Preference
              Stock (incorporated by reference to Exhibit 99(g)(4) of the Sun Company, Inc. Schedule 13E-4 filed June
              13, 1995, File No. 1-6841).

 10.11*   -   Form of Indemnification Agreement as of February 1,
              1996, individually entered into between Sun Company, Inc. and various directors and officers as set forth more fully in the schedule attached therein
              (incorporated by reference to Exhibit 10.15 of the Company's 1995 Form 10-K filed March 7, 1996, File
              No. 1-6841).

 10.12*   -   Trust Under Sun Company, Inc. Directors' Deferred
              Compensation Plan, dated as of February 1, 1996.

 10.13*   -   Sun Company, Inc. Deferred Compensation and Benefits
              Trust, dated as of February 1, 1996.

 10.14*   -   Agreement of employment entered November 15, 1996 by
              and between the Company and John G. Drosdick.

 11       -   Statements re Sun Company, Inc. and Subsidiaries
              Computation of Per Share Earnings for the Years
              Ended December 31, 1996, 1995 and 1994.

 12       -   Statements re Sun Company, Inc. and Subsidiaries
              Computation of Ratio of Earnings to Fixed Charges for the Years Ended December 31, 1996, 1995, 1994,
              1993 and 1992.

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 13       -   Sun Company, Inc. 1996 Annual Report to Shareholders
              Financial Section.

 21       -   Subsidiaries of Sun Company, Inc.

 23.1     -   Consent of Ernst & Young LLP.

 23.2     -   Consent of Coopers & Lybrand L.L.P.

 23.3     -   Report of Coopers & Lybrand L.L.P.

 24.1     -   Power of Attorney executed by certain officers and
              directors of Sun Company, Inc.

 24.2     -   Certified copy of the resolution authorizing certain
              officers to sign on behalf of Sun Company, Inc.

 27       -   Article 5 of Regulation S-X, Financial Data Schedule.

____________
*These exhibits constitute the Executive Compensation Plans and Arrangements of the Company.